Exhibit 99.2

WSO Investments, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS

As of November 27, 2020 and August 28, 2020

(in 000's)

	November 27,	August 28,
	2020	2020
ASSETS
CURRENT ASSETS
Cash	$238	$247
Accounts receivable, less allowance of $468 and $473, respectively	18,643	16,961
Inventories	79,546	72,028
Prepaid expenses	874	954

TOTAL CURRENT ASSETS	99,301	90,190

PROPERTY AND EQUIPMENT, net	2,830	2,709

DUE FROM WSO HOLDINGS, LP	2,417	2,402

INVESTMENT IN WS SERVICES, LLC	806	617

INTANGIBLE ASSETS, net	33,763	35,121

OTHER LONG TERM ASSET	514	552

GOODWILL	57,149	57,149

TOTAL ASSETS	$196,780	$188,740

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,208	$9,027
Accrued expenses	9,932	9,213
Accrued interest	1,054	1,308
Income taxes payable	2,115	417

TOTAL CURRENT LIABILITIES	22,309	19,965

DEFERRED RENT	1,004	1,180

DEFERRED INCOME TAX LIABILITIES, net	5,437	5,936

LONG-TERM DEBT, net	81,903	79,201

TOTAL LIABILITIES	110,653	106,282

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
WSO Investments, Inc.:
Common stock $.01 par value - Class A voting shares, 100 shares authorized, 1.84 shares issued and outstanding
Common stock $.01 par value - Class B non-voting shares, 1,600 shares authorized, 900 shares issued and outstanding
Common stock $.01 par value - Class C non-voting shares, 100 shares authorized, 0.00 shares issued and outstanding
Equity warrants	124	124
Paid-in capital	98,844	98,844
Less treasury stock, .16 and .13 Class A shares, respectively, at cost	(10,169)	(10,169)
Retained deficit	(2,672)	(6,341)

TOTAL STOCKHOLDERS' EQUITY	86,127	82,458

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$196,780	$188,740

The accompanying notes are an integral part of these consolidated statements.

1

WSO Investments, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

Quarters ended November 27, 2020 and November 29, 2019

(in 000's)

	November 27,	November 29,
	2020	2019
Sales	$54,375	$49,265

Less discounts, returns and allowance	1,955	2,521

Net sales	52,420	46,744

Cost of goods sold	39,979	39,397

Gross profit	12,441	7,347

Selling and general and administrative expenses
Selling	892	523
General and administrative	3,383	3,126
Depreciation and amortization	1,584	1,664

Operating income	6,582	2,034

Other income	62	-

Interest expense, net	1,761	2,072

Income (loss) before taxes	4,883	(38)

Provision for income taxes	1,214	10

NET INCOME (LOSS)	$3,669	$(48)

The accompanying notes are an integral part of these consolidated statements.

2

WSO Investments, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Quarters ended November 27, 2020 and November 29, 2019

(in 000's)

	Common stock								Purchase	Paid-in
	Class A Shares		Class B		Class C		Treasury stock		warrant	capital	Retained	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	amount	amount	deficit	equity
Balance, August 30, 2019	1.87	$-	900	$-	-	$-	0.16	$(10,169)	124	$98,844	$(8,153)	$80,646

Repurchase of Class A shares	(0.03)	-	-	-	-	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	(48)	(48)

Balance, November 29, 2019	1.84	$-	900	$-	-	$-	0.16	$(10,169)	$124	$98,844	$(8,201)	$80,598

Balance, August 28, 2020	1.84	$-	900	$-	-	$-	0.16	$(10,169)	$124	$98,844	$(6,341)	$82,458

Net income	-	-	-	-	-	-	-	-	-	-	3,669	3,669

Balance, November 27, 2020	1.84	$-	900	$-	-	$-	0.16	$(10,169)	$124	$98,844	$(2,672)	$86,127

The accompanying notes are an integral part of these consolidated statements.

3

WSO Investments, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

Quarters ended November 27, 2020 and November 29, 2019

(in 000's)

	November 27,	November 29,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$3,669	$(48)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	226	306
Amortization of intangibles	1,358	1,358
Amortization of debt issuance costs	189	147
Amortization of long term asset	38	39
Deferred income taxes	(499)	(14)
Deferred rent expense	(176)	(25)
Bad debt recovery (expense)	(81)	14
Paid in kind interest	714	533
(Increase) decrease in:
Accounts receivable	(1,601)	(2,293)
Refundable income taxes	-	70
Inventories	(7,518)	11,366
Prepaid expenses and other	80	(61)
(Decrease) increase in:
Accounts payable	181	(6,068)
Income taxes payable	1,698	-
Accrued expenses	703	(1,728)
Accrued interest	(254)	817

Net cash (used in) provided by operating activities	(1,273)	4,413

Cash flows from investing activities:
Investment in WS Services, LLC	(189)	-
Purchase of property and equipment	(347)	(38)

Net cash used in investing activities	(536)	(38)

Cash flows from financing activities:
Borrowings (payments) on revolving credit agreement, net	1,800	(4,380)

Net cash provided by (used in) financing activities	1,800	(4,380)

NET DECREASE IN CASH	(9)	(5)

Cash, beginning of year	247	438

Cash, end of year	$238	$433

Supplemental disclosures of cash flow information:
Income taxes paid	$19	$-
Interest paid	$1,079	$442

The accompanying notes are an integral part of these consolidated statements.

4

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

NOTE A - BUSINESS AND ORGANIZATION

WSO Investments, Inc. (“WSO”), a Delaware Corporation, was formed in April 2012 to acquire all of the equity of Wholesome Sweeteners, Inc. (“Wholesome”), a Delaware Corporation. Wholesome was formed by Edward Billington & Son, Ltd. (“Billington”) and Imperial Sugar Company (“Imperial”) in June 2001 to import, market, distribute, and sell organic sugars, unrefined specialty sugars, and related products. Operations began on July 1, 2001. On November 23, 2015, Wholesome acquired 100% of the issued and outstanding units of TruSweets, LLC (“TruSweets”), a producer of organic and all natural candy and related products based in the United States. WSO, Wholesome and TruSweets are collectively referred to as the Company.

In the fourth quarter of fiscal year 2019, the Company made the decision to discontinue operations of its candy segment of the business. The results of the candy segment are not considered material and as such, have not been presented separately on the consolidated balance sheets, statements of operations or cash flows as of November 27, 2020 and November 29, 2019 and for the quarters then ended.

In December 2019 the Company entered into a partnership agreement with Sucro Can International, LLC (“Sucro”) to form WS Services, LLC (“WS Services”). As of November 27, 2020 the Company had a 50% interest in the partnership. The investment is accounted for using the equity method in the consolidated balance sheets.

In early 2020, an outbreak of a novel strain of coronavirus (“COVID-19”) emerged globally and the financial markets have experienced significant volatility as a result. Although it is not possible to reliably estimate the length or severity of this outbreak and the resulting financial impact, the Company may be adversely affected by the risks and market uncertainty related to the recent outbreak. Further, as a result of COVID-19 there have been travel restrictions and closures mandated by federal, state and local authorities which could negatively impact the Company’s operations. While the extent of the impact of COVID-19 on the Company’s operational and financial performance is uncertain, the Company does not anticipate any resulting negative impacts.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and related notes are representations of the Company’s management who is responsible for the integrity and objectivity of the financial statements. The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Accounting principles followed by the Company and the methods of applying those principles, which can materially affect the determination of financial position, results of operations and cash flows are summarized as follows:

Principles of Consolidation

The consolidated financial statements include WSO Investments, Inc., Wholesome Sweeteners, Inc., and TruSweets, LLC (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.

Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ significantly from those estimates.

5

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

Fiscal Year-End

The Company has adopted a fifty-two/fifty-three week fiscal year. Accordingly, the Company’s results of operations and cash flows are for the quarters ended November 27, 2020 and November 29, 2019.

Cash

The Company defines cash as cash on deposit and short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash.

Accounts Receivable

Accounts receivable is recorded net of the allowance for doubtful accounts. The allowance for doubtful accounts is an estimate based on a review of the customer accounts with consideration given to historical performance, trends, and credit exposure.

Inventories

Inventories consist primarily of finished goods and are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (“FIFO”) method.

Property and Equipment

Property and equipment is recorded at cost. Ordinary maintenance and repairs are charged to expense as incurred. Expenditures that extend the physical or economic life of the assets are capitalized and depreciated. Gains or losses on the disposition of assets sold or retired are recognized in income and the related asset and accumulated depreciation accounts are adjusted accordingly. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets. Computer equipment and software and motor vehicles have a three year estimated useful life, plant and equipment has a ten year estimated useful life, office equipment has a five year useful life, and office furniture has a five to seven year useful life. Leasehold improvements are depreciated over their useful lives or the term of the lease, whichever is shorter.

Equity Method Investment

In December 2019, WSI entered into a partnership agreement with Sucro Can International, LLC to form WS Services, LLC with the purpose to manage and operate a bonded warehouse located in Lackawanna, New York. As of November 27, 2020, the Company had a 50% interest in the partnership.

The Company accounts for its investment in its unconsolidated affiliate, which we do not control but have the ability to exercise significant influence over, using the equity method investment. Under this method, the investment is recorded at acquisition cost, increased by our proportionate share of earnings and additional capital contributions and decreased by our proportionate share of any losses and distributions received.

Intangible Assets and Goodwill

Assets acquired and liabilities assumed in a business acquisition are recorded at fair value on the date of the acquisition. Purchase consideration in excess of the aggregate fair value of acquired net assets is allocated to identifiable intangible assets and any remaining excess purchase consideration is allocated to goodwill. The total amount of goodwill arising from an acquisition may be assigned to one or more reporting units in situations where the acquired business consists of multiple operating segments. The method of assigning goodwill to reporting units shall be reasonable and supportable and applied in a consistent manner and may involve estimates and assumptions.

6

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

Impairment testing is performed annually or upon the occurrence of a triggering event indicating that the fair value of the entity might be less than its carrying amount. When a triggering event occurs, an entity has the option to perform a qualitative assessment to determine whether a quantitative test is needed. If that assessment demonstrates it is not more likely than not that impairment exists, no further testing is required. On the other hand, if impairment of goodwill is more likely than not, a quantitative test is required that compares the fair value of the entity with its carrying amount.

The estimated useful life to amortize intangible assets is as follows:

Customer relationships - ingredient	12 years
Customer relationships - retail	15 years
Trade names	20 years
Non-compete	4 years

Debt Issuance Costs

Deferred financing costs are amortized on a straight-line basis over the term of the related debt, which approximates the effective interest method. Unamortized debt issuance costs are shown as a reduction of long-term debt.

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurements of an impairment loss for long-lived assets that management expects to hold and use are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less cost to sell

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable, and other current liabilities approximates fair value due to their short-term maturities. The carrying value of the Company’s line of credit approximates fair value due to the stated interest rates approximating market rates.

Commitments and Contingencies

The Company is subject to various claims, pending legal actions for product liability and other damages and other matters arising out of the conduct of the business. The Company believes, based on current knowledge and consultation with counsel, that the outcome of such claims and actions will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

As of November 27, 2020, the Company had obligations to purchase $30,446 of raw materials through October 2021 however it is unable to make reasonably reliable estimates of the timing of such payments.

Revenue Recognition

On September 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method. The adoption was made on all contracts with customers that are not complete at the date of initial application. The Company’s adoption of ASC 606 did not result in an adjustment to the opening balance of retained earnings as of September 1, 2018 but it increased disclosure requirements with respect to its revenues from contracts with customers.

7

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

Application of ASC 606

The Company accounts for a contract or purchase order when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

The Company’s contracts with customers generally represent a single performance obligation related to the fulfillment of customer orders for the purchase of its products, which include organic sugars, unrefined specialty sugars, and related products as well as organic and all natural candy and related products. While unit prices are generally fixed, the Company provides variable consideration to customers, typically in the form of early payment discounts and promotional discounts which are estimated using the most likely and expected value methods of estimation, respectively, as defined within ASC 606. Such discounts are recorded as a reduction of revenue at the time revenue is recorded. The Company also accepts returns from customers for goods having quality defects or for any other reasons such as disagreements or improper delivery. When revenue is recorded, estimates of returns are made based on historical return information and recorded as a reduction of revenue. Under ASC 606, the Company is also required to present a refund liability and a return asset within the consolidated financial statements to account for the customer’s right of return. There have been no significant refund liabilities and return assets recorded as of November 27, 2020 and November 29, 2019.

Revenues for all product sales are recognized at a point in time when control of the product passes to the customer, which is upon shipment, unless otherwise specified within the customer contract or on the purchase order as upon delivery. This determination is based on applicable shipping terms, as well as the consideration of other indicators, including timing of when the Company has a present right to payment, when physical possession of products is transferred to customers, when the customer has the significant risks and rewards of ownership of the asset, and any provisions in contracts regarding customer acceptance.

Practical Expedients and Policy Elections

The Company elected certain permitted practical expedients and made accounting policy elections upon adoption of ASC 606:

1.     The Company elected to use the portfolio approach practical expedient in applying ASC 606. Such expedient allows the Company to apply ASC 606 to a portfolio of contracts with similar characteristics as it reasonably expects that the effects on the consolidated financial statements of applying ASC 606 to the portfolio would not differ materially from applying this guidance to the individual contracts within that portfolio.

2.     The Company's contracts with customers generally contain payment terms ranging from cash before delivery to 60 days. Since the standard payment term is less than one year, the Company elected the practical expedient to not assess whether a contract has a significant financing component.

3.     The Company’s contracts are of durations that are less than one year. Accordingly, the Company elected the practical expedient of recognizing incremental costs of obtaining contracts (i.e. commissions) as an expense when incurred if the amortization period of the assets the Company otherwise would have recognized is one year or less.

4.     The Company made an accounting policy election to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment activity, rather than a separate performance obligation.

8

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

Disaggregation of Revenues

The Company’s revenues by type of customer for the quarters ended November 27, 2020 and November 29, 2019 are as follows:

	Q1 2021	Q1 2020
Ingredients	$11,323	$11,421
Private label	26,853	21,793
Branded	16,199	16,051

Total sales	54,375	49,265

Discount, returns and allowances	1,955	2,521

Net sales	$52,420	$46,744

Advertising

Consumer targeted advertising costs, which are included in selling expenses, are expensed as incurred and were $397 and $77 for the quarters ended November 27, 2020 and November 29, 2019, respectively.

Sales Incentives

Certain sales incentives, which include customer promotional activities such as off invoice promotions and early payment discounts, are recorded as reductions of sales at the time revenue is recognized. Such allowances, where applicable, are estimated based on the anticipated volume and promotional spending with specific customers. Sales incentives incurred were $1,562 and $1,642 for the quarters ended November 27, 2020 and November 29, 2019, respectively.

Share-Based Compensation

The Company accounts for share-based compensation from its incentive units in accordance with ASC 718, Compensation – Stock Compensation, which requires that share-based payment awards be recognized in the statement of income at grant-date fair value. For awards of incentive units, we recognize compensation expense over the vesting period, 5 years or immediately upon a change in control, based on the grant-date fair value.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be due. Uncertain tax positions are recognized only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company classifies both interest and penalties, if any, related to unrecognized tax benefits as income tax expense on the consolidated statements of operations. As of November 27, 2020 and November 29, 2019, the Company recognized no uncertain tax positions.

The Company’s effective tax rate was 24.8% for the quarter ended November 27, 2020 and 27.3% for the quarter ended November 29, 2019.

Treasury Stock

The Company uses the cost method to record treasury stock purchases whereby the entire cost of the acquired shares of the common stock is recorded as treasury stock (at cost). When the Company subsequently reissues these shares, proceeds in excess of cost upon the issuance of treasury shares are credited to additional paid in capital, while any deficiency is charged to retained earnings.

9

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

Evaluation of Going Concern

The Company performed an evaluation of its ability to continue as a going concern within one year after the date the consolidated financial statements were available to be issued. No going concern issues were identified.

New Accounting Pronouncements

In February 2016, the FASB issued its new lease accounting guidance in ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for annual periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of this ASU to the Company’s consolidated financial statements and related disclosures.

Subsequent Events

Subsequent events are evaluated through March 16, 2021, the date the financial statements were available to be issued.

NOTE C - INTANGIBLE ASSETS

A summary of intangible assets is as follows:

	November 27, 2020
	Gross carrying amount	Accumulated amortization	Net carrying value
Customer relationships - ingredient	$18,500	$13,361	$5,139
Customer relationships - retail	46,400	26,809	19,591
Trade names	15,777	6,749	9,028
Non-compete	2,000	2,000	-
Domain name	7	2	5

Total intangible assets	$82,684	$48,921	$33,763

Aggregate intangible amortization expense was $1,358 for each of the quarters ended November 27, 2020 and November 29, 2019.

Estimated aggregate amortization expense of intangible assets for the next five years is as follows:

Fiscal Year	Amount
2021	$5,432
2022	5,432
2023	5,432
2024	4,790
2025	3,891

$24,977

10

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

NOTE D - LONG TERM DEBT

Subordinated Convertible Promissory Note

On October 26, 2018, the Company entered into an $8,000 Subordinated Convertible Promissory Note with one of its largest indirect shareholders which is secured by the Company’s outstanding Class B shares. The initial draw on the note was $4,100. The note accrues interest at a rate of 12.0%. Interest is accrued and added to the principal amount of the note monthly. The note matures on October 26, 2023 or earlier if certain conditions occur.

On March 1, 2019, the Company modified the $8,000 Subordinated Convertible Promissory Note to increase the amount available to $10,000.

On August 21, 2019, the Company made a second draw of $2,000.

At any time prior to the maturity date, the majority noteholder on behalf of all noteholders, may elect to convert all or any portion of the then outstanding principal and interest into shares of Class C common stock of the Company. Immediately following any conversion, the Class C shares may be exchanged for an equal value of equity interest in WSO Holdings, LP. The number of Class C shares received on conversion is dependent on the converted balance divided by an equity valuation of $28,988,000. As of November 27 2020, none of the principal or interest had been converted.

For the quarters ended November 27, 2020 and November 29, 2019 accrued interest expense was $154 and $202.

Revolving Credit Note and Term Loan

On August 21, 2019 the Company entered into a revolving credit note which provided for up to $75,000 (subject to the borrowing base) of senior secured revolving credit loans and letters of credit and has a first priority perfected security interest in substantially all assets, including but not limited to all receivables, equipment and fixtures, and inventory. The note expires on August 21, 2024. Interest on advances are payable on the first business day of each month with respect to domestic rate loans and the end of the interest period for LIBOR rate loans. There are no principal payments required during the term of the note. As of November 27, 2020 and November 29, 2019 there was $12,157 and $9,806 of availability and no letters of credit associated with the note. Interest expense was $215 and $420 for the quarters ended November 27, 2020 and November 29, 2019.

On August 21, 2019 the Company entered into a $36,000 term loan which expires February 21, 2025 and has a standard second lien inter-creditor agreement with the holders of the senior secured revolving credit loans and letters of credit. The loan requires quarterly interest payments at a rate equal to the LIBOR rate plus applicable margin, plus the capitalized interest (“PIK”) rate. Interest payable at the PIK rate is capitalized into the term note quarterly. Remaining interest is paid in cash. There are no principal payments required during the term of the loan. Interest expense was $1,217 and $1,276 for the quarters ended November 27, 2020 and November 29, 2019.

11

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

November 27, 2020
Long-term debt consists of:
Subordinated debt	$7,428
Term loan	37,997
Revolving credit loans	39,300

Total long-term debt	84,725

Less: Debt issuance costs	(2,822)

Total long-term debt, net	$81,903

NOTE E - COMMON STOCK

WSO was formed in April 2012 with 1,100 shares of $0.01 par value common stock authorized of which 100 shares were designated Class A and 1,000 shares were designated Class B. In August 2019 the Company amended the Certificate of Incorporation to have authorized 1,800 total shares of $0.01 par value common stock of which 100 shares are designated Class A, 1,600 shares are Class B, and 100 shares are Class C. As of November 27, 2020 and November 29, 2019 there were 1.84 shares of Class A, 900 shares of Class B and no shares of Class C outstanding.

On August 21, 2019 in connection with the term loan described in Note D, the Company issued warrants exercisable into Class C Common Stock equivalent. The number of Class C shares available to be issued is dependent on the Company’s adjusted EBITDA as defined in the Term Loan Agreement for the year ended August 28, 2020.  As the adjusted EBITDA was over $14,000 for the year ended August 28, 2020, the warrants are exercisable into 0.091041 shares. The purchase price per share of the Class C Common Stock is $0.01. The option to exercise the warrants expires on August 21, 2029.

NOTE F - RELATED-PARTY TRANSACTIONS

As described in Notes D and E in August 2019 the Company entered into new term loan and warrant agreements. An officer and employee of the Company has a 1.389% of the total term loan commitment. This is included in long-term debt and equity in the consolidated balance sheets. For the quarters ended November 27, 2020 and November 29, 2019 the Company paid the employee $13 and 4 respectively for interest related to the note.

As discussed in Note A, in December 2019 the Company entered into a partnership agreement with Sucro to form WS Services. As of November 27, 2020 the Company had a 50% interest in the partnership. For the quarter ended November 27, 2020 the Company contributed $189 to the partnership. The Company utilized a WS Services warehouse for storage of raw materials. During the quarter ended November 27, 2020 the Company expensed $136.

For the quarters ended November 27, 2020 and November 29, 2019, the Company purchased $1,796 and $10,444 respectively of sugar from Sucro, the Company’s partner in WS Services. As of November 27, 2020 had an accounts payable balance of $2,209. For the quarter ended November 29, 2019 Sucro purchased $366 of sugar from the Company.

12

WSO Investments, Inc.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

November 27, 2020 and November 29, 2019

($ in thousands)

NOTE G - SUBSEQUENT EVENTS

On December 17, 2020 the Company entered into a Stock Purchase Agreement (“SPA”) to sell all the issued and outstanding capital stock of WSO to Whole Earth Brands, Inc., a global food company for $180,000 which is subject to customary closing adjustments. The transaction closed February 5, 2021. In connection with this transaction the debt discussed in Note D was retired and the warrants discussed in Note E were not exercised and were retired. Additionally, the Company’s outstanding incentive units vested immediately upon close of the transaction and unit holders received $10,670 which is subject to customary closing adjustments.

13